EXHIBIT 23(a)

CONSENT OF CROWE CHIZEK AND COMPANY LLC
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of Somerset Hills Bancorp 2007 Equity Incentive Plan of our report dated March 5, 2007, relating to the consolidated statements of financial condition of Somerset Hills Bancorp as of December 31, 2006 and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended, which report appears in the December 31, 2006 Annual Report on Form 10-K of Somerset Hills Bancorp.

/s/ Crowe Chizek and Company LLC

Livingston, New Jersey
May 17, 2007

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